Exhibit 99.1

Ultra Petroleum Announces Retirement of VP Operations Rocky Mountains and Replacement

HOUSTON, July 29 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp. (Amex: UPL) today announced that Brian P. Ault, its VP Operations Rocky Mountains will be retiring effective July 31, 2005. Brian played a key role in the development of the Pinedale Anticline and Jonah Field assets over the years and his mark on Ultra Petroleum will be lasting.

Replacing Mr. Ault as VP Operations Rocky Mountains is William R. (Bill) Picquet. Mr. Picquet brings 31 years of industry experience in all aspects of operations and engineering with extensive experience in major North American producing basins such as the Rocky Mountains, the Gulf of Mexico, the Gulf Coast onshore, Offshore California, and the Western Canadian Sedimentary Basin. Mr. Picquet received his B.S. in Natural Gas Engineering (Summa Cum Laude) at Texas A&I University in December of 1973 and has since served in various engineering/management capacities with Conoco Inc., Transco Exploration, Torch Operating Company, Gulf Canada Resources, Advantage Energy Services Ltd., and most recently as Senior VP Operations and Engineering - Mission Resources Corporation. Bill is very familiar with deep, overpressured, tight gas reservoirs.

“We at Ultra wish Brian Ault all the best in his retirement and thank him for his contributions to the Company. In filling this vacancy, we are pleased to welcome Bill Picquet to the team. I believe his training and skill-set will be a great fit at Ultra and I am sure we will all appreciate his efforts as we continue to develop our vast Wyoming assets,” stated Michael D. Watford, Ultra’s Chairman, President and CEO.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker “UPL” with 153,325,036 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company’s annual report and in the Annual Information form to be filed under the cover of Form 10-K.

SOURCE  Ultra Petroleum Corp.
          -0-                                        07/29/2005
          /CONTACT:  David Russell, Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, ext. 302/
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